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                                                               EXHIBIT 10(u)(14)

                          RELIANT ENERGY, INCORPORATED
                                 RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 1999)

                                Fourth Amendment

                  The Benefits Committee of Reliant Energy, Incorporated, having reserved the right under Section 15.1 of the Reliant Energy, Incorporated Retirement Plan, as amended and restated effective January 1, 1999 (the "Plan"), to amend the Plan, does hereby amend the Plan, as follows:

                  1. Effective as of January 1, 2002, Article XII of the Plan is hereby amended in its entirety to read as follows:

                                  "ARTICLE XII

                                CLAIM PROCEDURES

                  12.1 Presenting Claims for Benefits: Any Member or any other person claiming under a deceased Member, such as the Spouse or Beneficiary, (collectively, the 'Applicant') may submit written application to the claims administrator for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request.

                  The Committee shall notify the Applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and shall contain the following:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific reference to the pertinent Plan provisions on which the denial is based;

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                  (c)      a description of any additional material or
                           information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the claims review procedures set forth in Section 12.2 hereof, including the claimant's right to bring a civil action under
                           Section 502(a) of ERISA following a denial on review.

         If notice of denial is not furnished and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in
         Section 12.2. Applicants shall be given timely written notice of the time limits set forth herein for determination on claims, appeal of claim denial and decisions on appeal.

                  12.2 Claims Review Procedure: If an application filed by an Applicant under Section 12.1 above shall result in a denial of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 12.1, for the review of his application and of his entitlement to the benefit for which he applied, by the Committee. Such request for review may contain such additional information and comments as the Applicant may wish to present. The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented and, if the Applicant shall have so requested, may grant the Applicant a formal hearing before the Committee in its discretion. The Committee shall also permit the Applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the Applicant's entitlement to such benefit. The Committee shall render a decision no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Applicant prior to the commencement of the extension. Notice of the Committee's final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant's claim on review is denied in whole or in part, the notice shall set forth the specific reason or reasons for the denial and the specific reference to the pertinent plan provisions on which the denial is based, the Applicant's right to receive upon request, free of charge, reasonable access to, and copies of, all relevant documents, records and other information to his claim, and his right to bring a civil action under Section 502(a) of ERISA. If the decision on review is

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         not furnished within the time period set forth above, the claim shall be deemed denied on review. Benefits under this Plan will only be paid if the Committee decides in its discretion that the Applicant is entitled to them.

                  12.3 Disputed Benefits: If any dispute shall arise between an Applicant and the Committee after review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Applicant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved."

                  2. Effective as of January 1, 2001, the definition of "Compensation" in Section 21.4(e) of the Plan is hereby amended to add the following model language provided in Internal Revenue Service Notice 2001-37, 2000-25 I.R.B. 1340, with respect to amendments made by section 314(e) of the Community Renewal Tax Relief Act of 2000 to Section 415(c)(3) of the Internal Revenue Code of 1986 ("Code"), to the end thereof:

                  "For Limitation Years beginning on and after January 1, 2001, for purposes of applying the limitations described in Article XXI of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4)."

                  IN WITNESS WHEREOF, the Benefits Committee of Reliant Energy, Incorporated has caused these presents to be executed by its duly authorized Chairman in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 19th day of December, 2001, but effective as of the dates specified herein.

                                               BENEFITS COMMITTEE OF
                                               RELIANT ENERGY, INCORPORATED

                                               By /s/ DAVID MCCLANAHAN
                                                  ------------------------------
                                                  David McClanahan, Chairman
ATTEST:

/s/ LYNNE HARKEL-RUMFORD
---------------------------------
Lynne Harkel-Rumford, Secretary

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